AXIOM PARTNERS, LP	Exhibit 10.34 MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT

THIS MORTGAGE, SECURITY AGREEMENT, AND ASSIGNMENT is granted as of this 7th day of July, 2011 (this “Mortgage”) to Axiom Partners, LP, a Delaware limited partnership (together with any successors, assigns, participants or any other subsequent holder or holders of the Note, the “Mortgagee”), having a principal place of business located at 21 Custom House Street, Suite 910, Boston, Massachusetts 02110, by AdvanSource Biomaterials Corporation, a Delaware corporation having a principal place of business located at 229 Andover Street, Wilmington, Massachusetts 01887 (the “Mortgagor”).  In consideration of the mutual covenants contained herein and benefits derived herefrom, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor agrees to the following terms and conditions:

ARTICLE 1                       - GRANT OF MORTGAGE INTEREST

To secure the Mortgagor’s prompt, punctual, and faithful payment and performance of all and each of the Mortgagor’s present and future Liabilities (as that term is defined in Section 3-1 herein) to the Mortgagee, including, without limitation, those liabilities arising under a certain Commercial Real Estate Promissory Note of even date (as amended, restated, amended and restated or otherwise modified from time to time, the “Note”) made by the Mortgagor payable to the order of the Mortgagee in the original principal amount of Eight Hundred Thousand and 00/100 Dollars ($800,000.00) (the “Loan”), and any extensions, renewals, substitutions, modifications, or replacements thereof, and any and all other liabilities of the Mortgagor to the Mortgagee hereunder, the Mortgagor hereby grants, mortgages, assigns, and transfers to the

Mortgagee with MORTGAGE COVENANTS, the Collateral (as that term is defined in Section 3-3 herein).  The Mortgagor intends to convey and hereby does convey to the Mortgagee with MORTGAGE COVENANTS (to be included within the Collateral), the premises conveyed to the Mortgagor by deed dated November 26, 2003 and filed with the Middlesex North Registry District of the Land Court as Document No. 221333; Certificate of Title No. 37077.

ARTICLE 2                       - GRANT OF SECURITY INTEREST AND ASSIGNMENT

2-1. Security Interest.  To secure the Mortgagor’s prompt, punctual, and faithful payment and performance of all and each of the present and future Liabilities to the Mortgagee, including, without limitation, those arising under the Note (which shall include, without limitation, the Minimum Interest Recovery and the Exit Fee, as defined in the Note), the Mortgagor hereby grants to the Mortgagee a continuing security interest in and to, and assigns to the Mortgagee, the Collateral (as that term is defined in Section 3-3 herein).

2-2. Financing Statement.  This Agreement is intended to take effect as a security agreement and is to be filed with the above described Registry of Deeds and/or Land Registration Office in lieu of a financing statement pursuant to Massachusetts General Laws Chapter 106 (the “UCC”), Section 9-502.

2-3. Power of Attorney.  The Mortgagor hereby irrevocably constitutes and appoints the Mortgagee as the Mortgagor’s true and lawful attorney for the purpose of signing and filing or recording on behalf of the Mortgagor any financing or other statement in order to establish, perfect or protect the Mortgagee’s interest in the Collateral.

ARTICLE 3                       - CERTAIN DEFINITIONS

As used herein, the following terms shall have the following meanings:

3-1. Liabilities.  “Liabilities” includes, without limitation, the Loan and any and all other liabilities, debts, and obligations of the Mortgagor to the Mortgagee, now or hereafter arising, each of every kind, nature and description.  “Liabilities” also includes, without limitation, each obligation to repay the Note and all guarantees, loans, advances, indebtedness, notes, obligations, and amounts now or hereafter at any time owing by the Mortgagor to the Mortgagee, whether or not any of such are liquidated, unliquidated, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Mortgagee now or hereafter may hold against the Mortgagor.  “Liabilities” also includes, without limitation, all notes and other obligations of the Mortgagor now or hereafter assigned to or held by the Mortgagee each of every kind, nature, and description.  “Liabilities” also includes, without limitation, all interest and other amounts which may be charged to the Mortgagor and/or which may be due from the Mortgagor to the Mortgagee from time to time and all costs and expenses now or hereafter incurred or paid by the Mortgagee in respect of this and any other agreement between the Mortgagor and the Mortgagee or instrument furnished by the Mortgagor to the Mortgagee (including, without limitation, Costs of Collection (as defined in Section 3-2 hereof), reasonable attorneys’ fees and all court and litigation costs and expenses).  “Liabilities” also includes, without limitation, any and all obligations of the Mortgagor to act or to refrain from acting in accordance with the terms, provisions, and covenants of the within Agreement and of any other agreement between the Mortgagor and the Mortgagee or instrument now or hereafter furnished by the Mortgagor to the Mortgagee.  As used herein, the term “indirect” includes, without limitation, all obligations and liabilities which the Mortgagee may now or hereafter incur or become liable for on account of or as a result of any transactions between the Mortgagee and the Mortgagor including, without limitation, any which might arise out of any action brought or threatened against the Mortgagee, any guarantor or endorser of the Liabilities of the Mortgagor or any other person in connection with the Liabilities.  The term “indirect” also refers to any direct or contingent liability of the Mortgagor to make payment towards any obligation now or hereafter held by the Mortgagee to the extent so held by the Mortgagee.  Absent manifest error, the Mortgagee’s books and records shall be prima facie evidence of the Mortgagor’s indebtedness to the Mortgagee.  As used herein, “Liability” shall mean “Liabilities”.

3-2. Costs of Collection.  “Costs of Collection” includes, without limitation, all attorneys’ fees, and all out-of-pocket expenses actually incurred by the Mortgagee’s attorneys, and all costs actually incurred by the Mortgagee in the administration of the Liabilities, this Agreement, and all other documents, instruments, and agreements executed in connection with or relating to the  Liabilities, including, without limitation, costs and expenses associated with travel on behalf of the Mortgagee.  “Costs of Collection” also includes, without limitation, all attorneys’ reasonable fees, out of pocket expenses actually incurred by the Mortgagee’s attorneys, and all costs incurred by the Mortgagee, including, without limitation, costs and expenses associated with travel on behalf of the Mortgagee, which costs and expenses are directly or indirectly related to or in respect of the Mortgagee’s efforts to collect or enforce any of the Liabilities and/or to exercise or enforce any of the Mortgagee’s rights, remedies, or power against or in respect of the Mortgagor and/or any other guarantor or person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts).  The Costs of Collection shall be added to the Liabilities of the Mortgagor to the Mortgagee, as if such had been lent, advanced, and credited by the Mortgagee to, or for the benefit of, the Mortgagor, and shall accrue interest at the highest rate of interest charged relative to any of the Liabilities.

3-3. Collateral.  “Collateral” shall include all and each of the following, whether singly or collectively, whether real property, personal property, or a combination thereof, whether now owned or now due or now existing, or in which the Mortgagor has an interest, or hereafter, at any time in the future, acquired, arising, or to become due, or in which the Mortgagor obtains an interest, and all proceeds, products, substitutions and accessions of or to any of the following:

(a) the land with buildings and improvements whether now existing or hereafter constructed or located thereon, situated at 229 Andover Street, Wilmington, Massachusetts, all as more particularly described on Exhibit A annexed hereto;

(b) all furnaces, ranges, heaters, plumbing goods, gas and electric fixtures, screens, screen doors, mantles, shades, storm doors and windows, awnings, oil burners and tanks or other equipment, gas or electric refrigerators and refrigerating systems, ventilating and air conditioning apparatus and equipment, door bell and alarm systems, sprinkler and fire extinguishing systems, portable or sectional buildings, and all other fixtures of whatever kind or nature owned by the Mortgagor, now or in the future contained in or on the Mortgaged Premises (as defined in Section 3-4 hereof), and any and all similar fixtures hereinafter installed in the Mortgaged Premises in any manner which renders such articles usable in connection therewith;

(c) all easements, covenants, agreements and rights which are appurtenant to or benefit the Mortgaged Premises;

(d) all machinery, equipment, furniture, inventory, building supplies, and appliances, owned by the Mortgagor, used or useful in the construction, operation, maintenance, or occupation of the Mortgaged Premises or any portion or unit thereof;

(e) all leases, contracts or agreements entered into, for the lease, rental, hire or use by the Mortgagor of any property of the same nature as the foregoing Subparagraphs (b) and (d) in connection with the construction, operation, maintenance or occupation of the Mortgaged Premises;

(f) all leases, tenancies, and occupancies, whether written or not, regarding all or any portion of the foregoing (a) through (e) (the “Leases”), all guarantees and security relating thereto, together with all income and profit arising therefrom or from any of the foregoing Subparagraphs (a) through (e), and all payments due or to become due thereunder (the “Rental Payments”), including, without limitation, all rent, additional rent, damages, insurance payments, taxes, insurance proceeds, condemnation awards, or any payments with respect to options contained therein (including any purchase option);

(g) all contracts and agreements (together with the easements, covenants, agreements and rights referred to in Section 3-3(c), above, and the leases, contracts, and agreements referred to in Section 3-3(e), above, the “Contracts”) licenses, permits and approvals (the “Licenses”) and warranties and representations, relative to the use, operation, management, construction, repair or service of any of the foregoing Subparagraphs (a) through (e);

(h) any other property of the Mortgagor in which the Mortgagee may in the future be granted an interest;

(i) all funds, if any, held by the Mortgagee as tax or insurance escrow payments;

(j) all proceeds received from the sale, exchange, collection or other disposition of any of the foregoing Subparagraphs (a) through (i), including, without limitation, equipment, inventory, goods, documents, securities, accounts, chattel paper, and general intangibles (as each of those terms is defined in the UCC; all insurance proceeds relating to all or any portion of the foregoing Subparagraphs (a) through (i); and all awards, damages, proceeds, or refunds from any state, local, federal or other takings of, and all municipal tax abatements relating to, all or any portion of the foregoing Subparagraphs (a) through (i); and

(k) all rights, remedies, representations, warranties, and privileges pertaining to any of the foregoing Subparagraphs (a) through (j).

3-4. Mortgaged Premises.  “Mortgaged Premises” shall mean and refer to that portion of the Collateral described in Sections 3-3(a) and 3-3(c) herein.

3-5. Personal Property.  “Personal Property” shall mean and refer to all of the Collateral other than that portion of the Collateral which is included within the definition of Mortgaged Premises.

3-6. Receivables Collateral.  “Receivables Collateral” shall mean and refer to all Rental Payments and all rights to payment now held, or in which the Mortgagor has an interest or hereafter acquired by the Mortgagor, or in which the Mortgagor obtains an interest, arising out of, constituting a part of, or relating to all or a portion of the Collateral.

ARTICLE 4                       - REPRESENTATIONS, WARRANTIES AND COVENANTS

4-1. Organization; Authority.  The Mortgagor is, and shall hereafter remain, in good standing as a corporation in the State of Delaware, and is, and shall hereafter remain, duly qualified and in good standing in The Commonwealth of Massachusetts and every other state in which such qualification may be necessary.  The execution and delivery of this Agreement, and of any other instruments executed and delivered in connection herewith, constitutes representations by the Mortgagor and the individual signing this Agreement and said instruments that such execution and delivery has received all such authorization as may be necessary to permit such execution and delivery to, and that it does, bind the Mortgagor.

4-2. Insurance.  The Mortgagor hereby covenants and agrees to maintain public liability insurance, rent loss insurance, flood hazard insurance, all risk insurance, builder’s risk insurance, and such other insurance against such casualties or contingencies as may be reasonably required by the Mortgagee in sums and in companies satisfactory to the Mortgagee in its sole discretion; provided, the property insurance on the Collateral shall be for no less than 100% of full replacement value thereof (meeting all co-insurance requirements and containing an “Agreed Amount Endorsement”).  All policies shall contain a provision requiring at least thirty (30) days advance notice to the Mortgagee before any cancellation or modification.  All insurance on the Collateral shall be for the benefit of and deposited with the Mortgagee, shall be first payable to the Mortgagee, and shall include such endorsement in favor of the Mortgagee as the Mortgagee may specify.  The endorsement shall provide that the insurance, to the extent of the Mortgagee’s interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Mortgagor, or failure by the Mortgagor to comply with any warranty or condition of the policies.  The Mortgagor shall advise the Mortgagee of each claim made by the Mortgagor under any policy of insurance which covers all or any portion of the Collateral and, at the Mortgagee’s option in each instance, will permit the Mortgagee, to the exclusion of the Mortgagor, to conduct the adjustment of each such claim.  The Mortgagor hereby appoints the Mortgagee as the Mortgagor’s attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Mortgagee any and all drafts and other instruments with respect to such insurance.  The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Mortgagee.  The Mortgagee shall not be liable for any loss sustained on account of any exercise pursuant to said power unless such loss is caused by the willful misconduct and actual bad faith of the Mortgagee.  The Mortgagee may, at its option, make any proceeds available to the Mortgagor to repair or reconstruct the Collateral (subject to such disbursement procedures as the Mortgagee may establish in its sole and absolute discretion) or apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in accordance with Section 9-6 herein.

4-3. Statutory Compliance.  The Mortgagor shall comply with, shall not use any of the Collateral in violation of, and shall cause the Collateral to be in compliance with, each and every statute, regulation, ordinance, decision, directive, order, by-law, or rule of any federal, state, municipal, and other governmental authority which has or claims jurisdiction over the Mortgagor or any of the Collateral.  The Mortgagor has obtained, and will maintain in full force and effect, all licenses, permits and approvals necessary for the use, maintenance, construction and operation of the Collateral, and at the option of the Mortgagee, will do all things and execute all such documents as the Mortgagee may reasonably request to assign the Mortgagor’s rights therein to the Mortgagee.

4-4. Title to Collateral.  The Mortgagor is, and shall hereafter remain, the owner of the Collateral free and clear of all voluntary or involuntary liens, encumbrances, attachments, security interests, purchase money security interests, assignments, mortgages, charges or other liens or encumbrances of any nature whatsoever, with the exceptions of (a) the Mortgage and the security interest created herein, and (b) liens for real estate taxes not yet due and payable.

4-5. Condition of Collateral.  The Collateral is, and shall hereafter remain, in good repair, well maintained and in good working order.  The Mortgagor shall make all necessary repairs, replacements, additions and improvements to maintain the Collateral in good order and condition.  The Mortgagor shall not cause or permit to be suffered any waste, destruction or loss (whether or not such loss is insured against) to the Collateral or any part thereof, or use any of the Collateral in violation of any applicable statute, regulation, ordinance, decision, directive, order, by-law, or rule, or any policy of insurance thereon.

4-6. Inspection of Collateral.  From time to time as the Mortgagee and the Mortgagee’s representatives may request, the Mortgagor shall accord the Mortgagee and such representatives access to the Collateral and all books and records relating to the use, operation, construction, or management thereof, and in connection with such access, will permit the Mortgagee and such representatives to inspect the Collateral, verify any information contained therein or relating thereto, and verify the Mortgagor’s compliance with the provisions of this Agreement or of any other agreement between the Mortgagor and the Mortgagee and any instrument to be furnished by the Mortgagor to the Mortgagee.

4-7. Taxes and Other Costs.  To the extent payment is not provided for in Section 4-8 herein, the Mortgagor shall pay when due all real and personal property taxes, assessments, charges, franchises, income, unemployment, old age benefits, withholding, sales, and other taxes assessed against it, and all insurance premiums relative to the Collateral. The Mortgagor shall deliver to the Mortgagee, upon request of Mortgagee, evidence of the payment by the Mortgagor of all such items.  The Mortgagor agrees that the Mortgagee may, at its option, and from time to time, pay any taxes or insurance premiums, the payment of which is then due, discharge any liens or encumbrances on any of the Collateral, or take any other action that the Mortgagee may deem proper to repair, insure, maintain, or preserve any of the Collateral or the Mortgagee’s rights therein.  The Mortgagor will pay to the Mortgagee on demand all amounts so reasonably paid or incurred by the Mortgagee.  The obligation of the Mortgagor to pay such amounts shall be included in the Liabilities of the Mortgagor to the Mortgagee and shall accrue interest at the highest rate of interest charged relative to any of the Liabilities.

4-8. Tax and Insurance Escrow.  In addition to other payments herein required, the Mortgagor shall, at the Mortgagee’s option, exercisable upon the occurrence of an Event of Default, now or in the future, pay to the Mortgagee monthly on the first of each month, or such other day of the month as may be designated by the Mortgagee during the term hereof, and for so long as the Liabilities secured by this Agreement shall remain unpaid, an amount equal to one-twelfth (1/12th) of the municipal taxes and assessments which the Mortgagee estimates will become payable on account of the Mortgaged Premises for the year next succeeding any period for which such taxes and assessments have been paid or escrowed hereunder, and/or one twelfth (1/12th) of the insurance premiums which the Mortgagee estimates will become payable on account of the Collateral for the year next succeeding any period for which such premiums have been paid or escrowed hereunder, sufficient to enable Mortgagee to accumulate at least thirty (30) days prior to the dates upon which such municipal taxes and assessments or insurance premiums are payable the amounts then due and payable.  Further, the Mortgagor shall pay to the Mortgagee on demand the amount of any deficiency of the funds so collected when the actual amount of such taxes and assessments or insurance premiums become known.  The Mortgagee shall maintain such funds in a non-interest bearing account which may be commingled with other funds of the Mortgagee.  The Mortgagee shall apply said funds to the payment of municipal taxes and assessments or insurance premiums, as applicable, to the extent such amounts are determined by the Mortgagee to be due and payable.  In the event the Mortgagee collects such tax or insurance payments hereunder, the Mortgagor shall deliver to the Mortgagee the bills representing any such amounts within five (5) days of the receipt thereof by the Mortgagor.  Notwithstanding the provisions of this Section 4-8, upon an occurrence of an event which is, or, solely with the passage of time, would be, an Event of Default hereunder, the Mortgagee shall not be required to apply such funds as provided above, and may set off such funds against the Liabilities and apply any such funds towards the Liabilities in accordance with Section 9-6 hereunder.

4-9. Litigation.  There is no suit, action, proceeding, or investigation presently pending or threatened against the Mortgagor, or any of the Collateral.

4-10. Future Action.  The Mortgagor shall do all such things and execute all such documents from time to time hereafter as the Mortgagee may request in order to carry into effect the provisions and intent of this Agreement and to protect, perfect, and maintain the Mortgagee’s interest in and to the Collateral.

4-11. Additional Information.  The Mortgagor shall furnish the Mortgagee with such financial information or other information pertaining to the operation of the Mortgagor and the Collateral as the Mortgagee may from time to time request.  Without limiting the foregoing, annually, (i) within one hundred twenty (120) days of the end of each calendar year the Mortgagor shall furnish the Mortgagee with a complete original signed counterpart of (x) such Mortgagor’s financial statement, which statement shall include a balance sheet, income/expense statement and rent roll with respect to the Mortgaged Premises; and (y) the business/personal (as applicable) financial statements of each guarantor, if any of the Liabilities; and (ii) within thirty (30) days of filing a complete signed copy of the Mortgagor’s and each guarantor’s, if any, of the Liabilities, federal and state tax returns together, in each case, with all schedules thereto as filed with the Internal Revenue Service or appropriate state agency, as the case may be, for the prior calendar year.  All financial information provided to the Mortgagee shall be in form and substance satisfactory to the Mortgagee.  Failure to submit any of the financial information required herein on a timely basis and thereafter within thirty (30) days after a request therefore by the Mortgagee shall constitute an Event of Default hereunder.

4-12. Oil, Hazardous Material, and Toxic Substances.

(a) The Mortgagor represents and warrants, with respect to the Mortgaged Premises that, except as expressly disclosed by the Mortgagor to the Mortgagee in writing prior to the date of this Mortgage, neither the Mortgagor nor any person (such representation and warranty shall be to the best of the Mortgagor’s knowledge after due inquiry and investigation with respect to prior unaffiliated owners of the Mortgaged Premises), including, but not limited to, tenants or users of the Mortgaged Premises, ever:

(i) owned, occupied, or operated a site or vessel on which any hazardous material or oil was or is stored (except if such storage was or is in compliance with all laws, ordinances, and regulations pertaining thereto), transported, or disposed of;

(ii) directly or indirectly transported, stored, treated or disposed, or arranged for the transport, storage, treatment or disposal of any hazardous material or oil;

(iii) caused or was legally responsible for any release, or threat of release, of any hazardous material or oil;

(iv) received notification from any federal, state, or other governmental authority of:  (x) any potential, known, or threat of release of any hazardous material or oil on (whether from the Mortgaged Premises or from another property offsite of the Mortgaged Premises) or from the Mortgaged Premises, or any other site or vessel owned, occupied, or operated either by the Mortgagor or any person for whose conduct the Mortgagor is responsible or whose liability may result in a lien on the Mortgaged Premises; or (y) the incurrence of any expense or loss by such governmental authority, or by any other person, in connection with the assessment, containment, or removal of any release, or threat or release, of any hazardous material or oil from the Mortgaged Premises or any such site or vessel.

(b) The Mortgagor represents and warrants that no hazardous material or oil was ever, or is now, stored on (except for de minimis amounts stored in compliance with all laws, ordinances, and regulations pertaining thereto), transported, or disposed of on the Mortgaged Premises.

(c) The Mortgagor shall:

(i) not store or cause to be stored (except for de minimis amounts used in connection with the use and operation of the Mortgaged Premises in compliance with all laws, ordinances, and regulations pertaining thereto), or dispose of, or cause or permit to be disposed of, any hazardous material or oil in the Mortgaged Premises, or on any other site or vessel owned, occupied, or operated either by the Mortgagor, or by any person;

(ii) neither directly nor indirectly transport or arrange for the transport of any hazardous material or oil;

(iii) take all such action, including, without limitation, the conducting of engineering tests (at the sole expense of the Mortgagor) (x) to confirm that no hazardous material or oil is or ever was stored or released on the Mortgaged Premises; (y) to assess, contain, and remove any such hazardous material or oil on the Mortgaged Premises; and (z) to qualify for any insurance program or safe harbor which may be available under any federal, state or local law, including, without limitation, Massachusetts General Laws Chapter 21E, as amended;

(iv) provide the Mortgagee with immediate written notice upon:  (x) the Mortgagor’s obtaining knowledge of any potential or known release, or threat of release, of any hazardous material or oil on (whether from the Mortgaged Premises or from another property off site of the Mortgaged Premises) or from the Mortgaged Premises, or any other site or vessel owned, occupied, or operated by the Mortgagor or by any person for whose conduct the Mortgagor is responsible or whose liability may result in a lien on the Mortgaged Premises; (y) the Mortgagor’s receipt of any notice to such effect from any federal, state, or other governmental authority; and (z) the Mortgagor’s obtaining knowledge of any incurrence of any expense or loss by such governmental authority in connection with the assessment, containment, or removal of any hazardous material or oil for which expense or loss the Mortgagor may be liable or for which expense a lien may be imposed on the Mortgaged Premises; and

(v) comply with all laws, judgments, decrees, orders, rules, and regulations pertaining to environmental matters relating to the use, storage, containment, and removal of hazardous material or oil, including, without limitation, those arising under Massachusetts General Laws Chapter 21E, as amended, and any other federal, state or local statute, rule, regulation, ordinance, or decree.

(d) The Mortgagor shall indemnify, defend, and hold the Mortgagee harmless of and from any claim brought or threatened against the Mortgagee by the Mortgagor, any guarantor or endorser of the Liabilities, or any governmental agency or authority or any other person (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the presence of hazardous material or oil on the Mortgaged Premises, the release of hazardous material or oil on or from the Mortgaged Premises, or the failure by the Mortgagor to comply with the terms and provisions hereof (each of which may be defended, compromised, settled, or pursued by the Mortgagee with counsel of the Mortgagee’s selection, but at the expense of the Mortgagor).  This indemnification includes any costs and expenses that the Mortgagee may incur (i) in defending or protecting its security interest or the priority thereof, or (ii) for assessment, containment and/or removal of any hazardous material or oil from all or any portion of the Mortgaged Premises or any surrounding areas.  The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Mortgagee in favor of the Mortgagor.

(e) All terms used in this Section are being used with the meanings given those terms in Massachusetts General Laws, Chapter 21E, as amended.

4-13. Mortgage Conditions.  This Mortgage, Security Agreement and Assignment is given upon the STATUTORY CONDITION, upon breach of which, the Mortgagee shall have the STATUTORY POWER OF SALE.

4-14. Compliance with Leases and Contracts.  The Mortgagor is not in default under any terms and conditions of any Lease or Contract and shall, during the term of this Agreement, perform all of the obligations of the Mortgagor under any such Lease or Contract within the period that such performance is required.  The Mortgagor has entered into, and will maintain in full force and effect, all Contracts necessary for the use, maintenance, construction and operation of the Collateral, and at the option of the Mortgagee, will do all things and execute all such documents as the Mortgagee may request to assign the Mortgagor’s rights therein to the Mortgagee.

4-15. Collection of Rents.  The Mortgagor agrees not to collect or accept the payment of any Rental Payments, or other income or profit from, or on account of, any Lease or the use or occupation of the Collateral, in advance of the time when such payment becomes due unless such amount is delivered to the Mortgagee to be applied toward the Liabilities in accordance with Section 9-6 hereof.

4-16. Modification of Lease and Contract.  Without the prior written consent of the Mortgagee, the Mortgagor will not modify or consent to the modification of any material provision of, or cancel, terminate or accept the early cancellation or termination, of any Lease or Contract.

4-17. Leases.  The Mortgagor shall not enter into any Lease after the date of this Mortgage without the prior written consent of the Mortgagee.  The Mortgagor shall not permit the assignment of any interest in any Lease, without the prior written consent of the Mortgagee.  The Mortgagor shall furnish the Mortgagee, upon the request of the Mortgagee, with copies of each and every Lease and any other information relative to each such Lease and the tenant thereunder.  Each such Lease shall be in form and substance satisfactory to the Mortgagee and, without limiting the generality of the foregoing, shall include a provision confirming that the Lease is subordinate to the lien of this Agreement and consenting to the assignment provided for herein of the Lease to the Mortgagee.  The Mortgagor will take all action as may be requested by the Mortgagee in furtherance of the rights of the Mortgagee hereunder, including, without limitation, obtaining estoppel certificates and agreements (in form satisfactory to the Mortgagee) from each tenant subordinating the Lease to the lien of this Agreement, and consenting to the assignment of the Lease provided for herein, and taking all appropriate action to lease any portions of the Mortgaged Premises not occupied by the Mortgagor.

4-18. Eminent Domain.  The Mortgagor shall immediately notify the Mortgagee in writing of any proposed or actual taking by any state, federal or local authority of all or a portion of the Collateral.  The Mortgagor shall cooperate with the Mortgagee in connection with the negotiation of any such taking and any awards or damages payable to any Mortgagor in connection therewith and shall take any action relating thereto requested by the Mortgagee.  The Mortgagor will permit the Mortgagee, at the Mortgagee’s option in each instance, to the exclusion of the Mortgagor, to conduct the adjustment of each such damage or award claim.  The Mortgagor hereby appoints the Mortgagee as the Mortgagor’s attorney in fact to obtain, adjust and settle each such damage or award claim and to endorse in favor of the Mortgagee any and all drafts and other instruments with respect thereto.  The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Mortgagee.  The Mortgagee shall not be liable for any loss sustained on account of any exercise pursuant to said power unless such loss is caused by the willful misconduct and actual bad faith of the Mortgagee.  The Mortgagee may apply any proceeds of such taking against the Liabilities, whether or not such have matured, in accordance with Section 9-6 herein.

4-19. Abatement.  The Mortgagor will promptly notify the Mortgagee in writing of any action which the Mortgagor intends to take with respect to the abatement of any municipal taxes or assessments and shall initiate any such abatement action at the request of the Mortgagee.  The Mortgagor will advise the Mortgagee as to the status of any such action and will not compromise or settle any such action without the prior written consent of the Mortgagee.   The Mortgagor hereby appoints the Mortgagee as the Mortgagor’s attorney in fact, effective after the occurrence of any event which is, or solely with the passage of time would be, an Event of Default hereunder, to initiate, prosecute, obtain, adjust, and settle, any such abatement action and to endorse in favor of the Mortgagee any and all drafts and other instruments with respect thereto.  The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Mortgagee.  The Mortgagee shall not be liable for any loss sustained on account of any exercise pursuant to said power unless such loss is caused by the willful misconduct and actual bad faith of the Mortgagee.  After the occurrence of any event which is, or solely with the passage of time would be, an Event of Default hereunder, the Mortgagee may apply any proceeds of such abatement against the Liabilities, whether or not such have matured, in accordance with Section 9-6 herein.

4-20. Material Adverse Occurrence.  The Mortgagor shall promptly notify the Mortgagee of the occurrence of any event which may have a material adverse effect on the Collateral or the Mortgagor.

4-21. Appraisals.  The Mortgagor shall, at the Mortgagee’s option, assist the Mortgagee in obtaining a current appraisal (the “Appraisal”) of the Mortgaged Premises by an appraiser satisfactory to the Mortgagee.  The Appraisal shall be in form and substance satisfactory to the Mortgagee and the costs of the Appraisal shall be borne by the Mortgagor, provided, however, that unless an Event of Default exists, the Mortgagor shall only be required to pay the costs of such Appraisal two (2) times during any consecutive twelve (12) month period.

4-22. Compliance with Covenants.  The Mortgagor shall not indirectly do or cause to be done, any act which, if done directly by the Mortgagor, would breach any covenant contained herein, or in any other agreement between the Mortgagor and the Mortgagee.

4-23. Other Representations.  The representations, covenants, and warranties herein are in addition to any others, previously, presently or hereafter made by either or both of the Mortgagor to or with the Mortgagee in any other instrument.

4-24. [Intentionally omitted].

4-25.  [Intentionally omitted].

4-26. Use of Proceeds.  The proceeds of the Loan shall be used (i) to pay for the fees and closing costs associated with and/or relating to the establishment of the Loan, and (ii) for the Mortgagor’s general business and working capital purposes.

4-27. Limitation on Indebtedness.  The Mortgagor shall not create or incur any indebtedness for borrowed money, become liable, either actually or contingently, in respect of letters of credit or banker’s acceptances or issue or sell any of its obligations, excluding, however, from the operation of this covenant any and all indebtedness in favor of the Mortgagee as set forth in this Agreement.

4-28. Compliance with Anti-Terrorism Orders.  The Mortgagor shall not permit any change, transfer, sale, encumbrance or assignment of any interest in the Mortgagor, any affiliate of the Mortgagor or the Mortgaged Premises to any person or entity (or any beneficial owner of such person or entity) who is listed on the specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury or pursuant to any other applicable Executive Orders (such lists are collectively referred to as the “OFAC Lists”). The Mortgagor shall not enter into a Lease with any party who is listed on the OFAC Lists. The Mortgagor shall immediately notify the Mortgagee if the Mortgagor has knowledge that any Guarantor (as hereinafter defined) or any member or beneficial owner of the Mortgagor, any affiliate of the Mortgagor or Guarantor is listed on the OFAC Lists or (A) is indicted on or (B) arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  The Mortgagor shall immediately notify the Mortgagee if the Mortgagor knows that any tenant under a Lease is listed on the OFAC Lists or (A) is convicted on, (B) pleads nolo contendere to, (C) is indicted on or (D) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

ARTICLE 5                       - MORTGAGOR’S USE OF COLLATERAL

Unless and until the occurrence of any event which is, or solely with the passage of time would be, an Event of Default hereunder, the Mortgagor shall be authorized to occupy, operate, manage, hold, or otherwise use the Collateral in the ordinary and reasonable course of the Mortgagor’s business and collect, when due, the Receivables Collateral, subject, however, to the terms and provisions hereof.

ARTICLE 6                       - EVENTS OF DEFAULT

Upon the occurrence of any one or more of the following (each an “Event of Default”), any and all Liabilities of the Mortgagor to the Mortgagee shall become immediately due and payable, without notice or demand, at the option of the Mortgagee, provided that upon any Event of Default under 6-7 below, any and all Liabilities of the Mortgagor shall become immediately and automatically due and payable, without notice or demand; the Mortgagor hereby expressly waives any such notice or demand, anything contained herein or in any other Loan document to the contrary notwithstanding.  The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Mortgagee and the Mortgagor, whether now existing or hereafter arising.

6-1. The failure to pay any portion of the Loan within ten (10) days following the date the same is due, or if the entire Loan is not paid on or before the Maturity Date (as defined in the Note), or any earlier date on which the indebtedness may become due, by acceleration or otherwise.

6-2. The failure by the Mortgagor to pay when due (or upon demand, if payable on demand), any other amount then owing by the Mortgagor to the Mortgagee.

6-3. The failure by the Mortgagor to promptly, punctually, and faithfully perform, discharge, or comply with any of the Liabilities.

6-4. The determination by the Mortgagee that any financial information, representation, or warranty now or hereafter provided or made by the Mortgagor to the Mortgagee, whether herein, or in any other document, instrument, agreement, or paper, was not materially true or accurate when given.

6-5. The occurrence of any default or event of default under any other loan or financing made by any lender other than Mortgagee to the Mortgagor, or any other event such that any indebtedness of the Mortgagor for borrowed money from any lender other than the Mortgagee could be accelerated, notwithstanding that such acceleration has not taken place.

6-6. The occurrence of any event of default under any agreement between the Mortgagee and the Mortgagor, or under any instrument or paper given to the Mortgagee by the Mortgagor, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Mortgagee may not have exercised its rights upon default under any such other agreement, instrument or paper).

6-7. Any act by, against, or relating to the Mortgagor or Guarantor (if any), or its or their property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person (pursuant to court action or otherwise) over all, or any part of, the Mortgagor’s and/or Guarantor’s property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Mortgagor and/or Guarantor, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Mortgagor and/or Guarantor; the admission by the Mortgagor and/or Guarantor of its inability to pay its debts as they mature; adjudication of insolvency relative to the Mortgagor and/or Guarantor; the entry of an order for relief or similar order with respect to the Mortgagor and/or Guarantor in any proceeding pursuant to Title 11 United States Code or any other federal statute dealing with bankruptcy (generally the “Bankruptcy Code”); the filing of any complaint, application, or petition by or against the Mortgagor and/or Guarantor initiating any matter in which the Mortgagor and/or Guarantor is or may be granted any relief from its debts pursuant to the Bankruptcy Code or pursuant to any other insolvency statute or procedure, in each case, which remains undischarged 60 days after filing; the calling or sufferance of a meeting of creditors of the Mortgagor and/or Guarantor; the meeting by the Mortgagor and/or Guarantor with a formal or informal creditors’ committee; the offering by or entering into by the Mortgagor and/or Guarantor of any composition, extension or other arrangement seeking relief or extension of its debts; or the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including the Mortgagor and/or Guarantor which seeks or intends to accomplish a reorganization or arrangement with creditors.

6-8. The entry of any judgment against the Mortgagor, which judgment is not satisfied or appealed from (with execution or similar process stayed) within fifteen (15) days of its entry, or adequately covered by insurance in the sole discretion of the Mortgagee.

6-9. The service of any process upon the Mortgagee seeking to attach by mesne or trustee process any funds of the Mortgagor on deposit with the Mortgagee.

6-10. The death, legal incapacity, termination of existence, dissolution, winding up, or liquidation of the Mortgagor or Guarantor.

6-11. The occurrence of any of the events described in this Article with respect to any partner or beneficiary or member or shareholder of the Mortgagor or any guarantor, endorser, or surety to the Mortgagee of the Liabilities as if such person were the “Mortgagor” described therein.

6-12. The breach of the Statutory Condition contained herein, upon which breach, the Mortgagee shall have the Statutory Power of Sale.

6-13. The breach of any of the covenants contained in Sections 4-24, 4-26, or 4-27.

As used herein, “Guarantor” shall mean any person(s) or entity(ies) that guarantees all or a portion of the Liabilities.

ARTICLE 7                       - RIGHTS AND REMEDIES UPON DEFAULT

7-1. Rights and Remedies Upon Default.  Upon the occurrence of any Event of Default, or at any time thereafter, the Mortgagee shall have all the rights of a mortgagee and a secured party under the Massachusetts General Laws, in addition to which the Mortgagee shall have all of the following rights and remedies:

(a) with or without taking possession, to collect the Receivables Collateral;

(b) to take possession of all or a portion of the Collateral;

(c) with or without taking possession of the Collateral, to sell, lease, or otherwise dispose of any or all of the Collateral in its then condition or following such preparation or processing as the Mortgagee deems advisable;

(d) with or without taking possession of the Collateral, and without assuming the obligations of the Mortgagor thereunder, to exercise the rights of the Mortgagor under, to use, or to benefit from any of the Contracts, Leases, and Licenses;

(e) with or without taking possession of the Collateral and with or without bringing any action or proceeding, either directly, by agent, or by the appointment of a receiver, manage, lease, sublease, or operate the Collateral on such terms as the Mortgagee, in its sole discretion, deems proper or appropriate;

(f) to apply all or any portion of the Collateral, or the proceeds thereof, towards (but not necessarily in complete satisfaction of) the Liabilities;

(g) to exercise the Statutory Power of Sale;

(h) to foreclose any and all rights of the Mortgagor in and to the Collateral, whether by sale, entry, or in any other manner provided for hereunder or under Massachusetts General Laws;

(i) to elect, upon the discretion of the Mortgagee, to treat any or all of the Leases, as superior to the lien of this Agreement; and

(j) any other right or remedy under this Agreement, the Note, the Assignment of Leases and Rents executed and delivered in connection with the Loan, or any other Loan Document (as defined in the Note) or agreement.

7-2. Sale or Other Disposition of Collateral.  Any sale or other disposition of the Collateral may be at public or private sale, to the extent such private sale is authorized under the

Massachusetts General Laws, upon such terms and in such manner as the Mortgagee deems advisable.  The Mortgagee may conduct any such sale or other disposition of the Collateral upon the Mortgaged Premises, in which event the Mortgagee shall not be liable for any rent or charge for such use of the Mortgaged Premises.  The Mortgagee may purchase the Collateral, or any portion of it, at any sale held under this Article.  With respect to any Collateral to be sold pursuant to the UCC, the Mortgagee shall give the Mortgagor at least ten (10) days written notice of the date, time, and place of any proposed public sale, or such additional notice as may be required under Massachusetts General Laws, and of the date after which any private sale or other disposition may be made.  The Mortgagee may sell any of the Personal Property as part of the Mortgaged Premises, or any portion or unit thereof, at the foreclosure sale or sales conducted pursuant hereto.  The Mortgagor waives any right to require the marshalling of any of its assets in connection with any disposition conducted pursuant hereto.  In the event all or part of the Collateral is included at any foreclosure sale conducted pursuant hereto, a single total price for the Collateral, or such part thereof as is sold, may be accepted by the Mortgagee with no obligation to distinguish between the application of such proceeds amongst the property comprising the Collateral.  If all or any portion of the Collateral is sold by the Mortgagee, the Mortgagor shall pay to the Mortgagee on demand an amount equal to one percent (1.0%) of the purchase price thereof in addition to the Liabilities and all Costs of Collection provided for herein.  The obligation of the Mortgagor to pay such amounts shall be included in the Liabilities of the Mortgagor to the Mortgagee and shall accrue interest at the highest rate of interest charged relative to any of the Liabilities.

7-3. Collection of Receivables Collateral.  In connection with the exercise by the Mortgagee of the rights and remedies provided herein:

(a) The Mortgagee may notify any of the Mortgagor’s debtors relating to the Receivables Collateral, either in the name of the Mortgagee or the Mortgagor, to make payment directly to the Mortgagee or such other address as may be specified by the Mortgagee, may advise any person of the Mortgagee’s interest in and to the Receivables Collateral, and may collect directly from the obligors thereon all amounts due on account of the Receivables Collateral;

(b) At the Mortgagee’s request, the Mortgagor will provide written notification to any or all of said debtors concerning the Mortgagee’s interest in the Receivables Collateral and will request that such debtors forward payment thereof directly to the Mortgagee;

(c) The Mortgagor shall hold any proceeds and collections of any of the Receivables Collateral in trust for Mortgagee and shall not commingle such proceeds or collections with any other funds of the Mortgagor; and

(d) The Mortgagor shall deliver all such proceeds to the Mortgagee immediately upon the receipt thereof by the Mortgagor in the identical form received, but duly endorsed or assigned on behalf of the Mortgagor to the Mortgagee.

7-4. Use and Occupation of Mortgaged Premises.  In connection with the Mortgagee’s exercise of the Mortgagee’s rights under this Article, the Mortgagee may enter upon, occupy,

and use all or any part of the Collateral and may exclude the Mortgagor from the Mortgaged Premises or portion thereof as may have been so entered upon, occupied, or used.  The Mortgagee shall not be required to remove any of the Collateral from the Mortgaged Premises upon the Mortgagee’s taking possession thereof, and may render any Collateral unusable to the Mortgagor.

7-5. Partial Sales.  The Mortgagor agrees that, in case the Mortgagee in the exercise of the Power of Sale contained herein or in the exercise of any other rights hereunder given, elects to sell in parcels, said sales may be held from time to time and that the power shall not be exhausted until all of the Collateral not previously released shall have been sold, notwithstanding that the proceeds of such sales exceed, or may exceed, the Liabilities then secured thereby.

7-6. Assembly of Collateral.   Upon the occurrence of any Event of Default, the Mortgagee may require the Mortgagor to assemble the Personal Property and make it available to the Mortgagee, at the Mortgagor’s sole risk and expense, at a place or places which are reasonably convenient to both the Mortgagee and the Mortgagor.

7-7. Power of Attorney.   The Mortgagor hereby irrevocably constitutes and appoints the Mortgagee as the Mortgagor’s true and lawful attorney to take any action with respect to the Collateral to preserve, protect, or realize upon the Mortgagee’s interest therein, each at the sole risk, cost and expense of the Mortgagor, but for the sole benefit of the Mortgagee.  The rights and powers granted the Mortgagee by the within appointment include, but are not limited to, the right and power to:  (i) prosecute, defend, compromise, settle, or release any action relating to the Collateral; (ii) endorse the name of the Mortgagor in favor of the Mortgagee upon any and all checks or other items constituting remittances or proceeds of Receivables Collateral; (iii) sign and endorse the name of the Mortgagor on, and to receive as secured party, any of the Collateral; (iv) sign and file or record on behalf of the Mortgagor any financing or other statement in order to perfect or protect the Mortgagee’s security interest; (v) enter into leases or subleases relative to all or a portion of the Mortgaged Premises; (vi) exercise the rights of the Mortgagor under any Contract, Lease, or License; or (vii) manage, operate, maintain or repair the Mortgaged Premises.  The Mortgagee shall not be obligated to perform any of such acts or to exercise any of such powers, but if the Mortgagee elects so to perform or exercise, the Mortgagee shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to Mortgagor except for the Mortgagee’s willful misconduct and actual bad faith.  All powers conferred upon the Mortgagee by this Agreement, being coupled with an interest, shall be irrevocable until terminated by a written instrument executed by a duly authorized officer of the Mortgagee.

7-8. Rights and Remedies.  The rights, remedies, powers, privileges, and discretions of the Mortgagee hereunder (the “Mortgagee’s Rights and Remedies”), shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delays or omissions by the Mortgagee in exercising or enforcing any of the Mortgagee’s Rights and Remedies shall operate as or constitute a waiver thereof.  No waiver by the Mortgagee of any default hereunder or under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement.  No single or partial exercise of the Mortgagee’s Rights and Remedies, and no other agreement or transaction, of whatever nature entered into between the Mortgagee and the Mortgagor at any time, whether before, during, or after the date hereof, preclude any other or further exercise of the Mortgagee’s Rights and Remedies.  No waiver or modification on the Mortgagee’s part on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  All of the Mortgagee’s Rights and Remedies under this Agreement or any other agreement or transaction shall be cumulative, and not alternative or exclusive, and may be exercised by the Mortgagee at such time or times and in such order of preference as the Mortgagee in its sole discretion may determine.

ARTICLE 8                       - NOTICE

All notices, demands and other communications made in respect to this Agreement shall be made to the following addresses (each of which may be changed upon seven (7) days written notice to all others) given by hand or by certified or registered mail, return receipt requested, as follows:

If to the Mortgagee:	Axiom Partners, LP 21 Custom House St., Suite 910 Boston, Massachusetts 02110 Attention: Zack Farahmand
With a copy to:	Seyfarth Shaw LLP World Trade Center East Two Seaport Lane, Suite 300 Boston, Massachusetts 02210 Attention: Louis J. DiFronzo, Jr., Esquire
If to the Mortgagor:	AdvanSource Biomaterials Corporation 229 Andover Street Wilmington, Massachusetts 01887 Attn: Michael F. Adams, President
Any such notice shall be deemed received the earlier of (i) two (2) days after the mailing of such notice in accordance with the terms and conditions and to the addresses provided above, or (ii) the date of which the notice is delivered by hand or by telegram to the address and to the individual provided above.

ARTICLE 9                       - MISCELLANEOUS

9-1. Mortgagor.  In the event that the Mortgagor is more than one person or entity, all representations, covenants, warranties, defaults, rights, remedies, powers, privileges, and discretions shall be applicable to the Mortgagor individually, jointly, and severally, with the exception of those which are made by their terms applicable to a specific Mortgagor.

9-2. Exhibits.  Any and all Exhibits referred to herein shall be deemed annexed hereto prior to the execution hereof and specifically incorporated by reference herein.

9-3. Headings.  All section headings included within this Agreement shall be for reference only, and shall not limit or restrict, in any manner whatsoever, the breadth or nature of the provisions included within each subject section.

9-4. Successors and Assigns.  In the event the ownership of the Collateral, or any part thereof, becomes vested in a person other than the Mortgagor, the Mortgagee may, without notice to the Mortgagor, deal with such successor or successors in interest with reference to this Agreement and the Liabilities in the same manner as with the Mortgagor, without in any way waiving the default occasioned by such transfer of ownership or in any way vitiating or discharging the Mortgagor’s liability hereunder or upon the Liabilities, and no compromise, settlement, release or sale of the Collateral, no forbearance on the part of the Mortgagee, and no alteration, amendment, cancellation, waiver or modification of any term or condition or extension of the time for payment of the Liabilities given by the Mortgagee shall operate to release, discharge, modify, change or affect the original liability of the Mortgagor herein, either in whole or in part, notice of any action being waived.

9-5. Set Off.  Except for tax and insurance escrow funds which are provided for in Section 4-8 herein, all deposits or other sums at any time credited by or due from the Mortgagee to the Mortgagor, and all cash, securities, instruments, or other property of the Mortgagor in the possession of the Mortgagee (whether for safekeeping, or otherwise) shall at all times constitute security for the Liabilities, and may be applied or set off by the Mortgagee against the Liabilities at any time after the occurrence of an Event of Default, whether or not the Liabilities are then due or other collateral is then available to the Mortgagee.

9-6. Application of Proceeds.  The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied toward the Liabilities in such order and manner as the Mortgagee determines in its sole discretion, including if Mortgagee so chooses to the inverse order of maturity, any statute, custom, or usage to the contrary notwithstanding.  The Mortgagor shall remain liable to the Mortgagee for any deficiency remaining following such application.

9-7. Waiver.  (a)  The Mortgagor WAIVES notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

(b)           The Mortgagor, if entitled to it, WAIVES the right to notice and/or hearing prior to the exercise of any of the Mortgagee’s rights and remedies.

9-8. Responsibility of Mortgagee.  The Mortgagee shall not be liable for any loss sustained by the Mortgagor resulting from any action, omission, or failure to act by the Mortgagee with respect to the exercise or enforcement of its rights under this Agreement or its relationship with the Mortgagor unless such loss is caused by the willful misconduct and actual bad faith of the Mortgagee.  This Agreement and the Mortgagee’s exercise of its rights hereunder shall not operate to place any responsibility upon the Mortgagee for the control, care, management, or repair of the Collateral, nor shall it operate to place any responsibility upon the Mortgagee to perform the obligations of the Mortgagor under any Lease, License, or Contract, or to make the Mortgagee responsible or liable for any waste committed on the Mortgaged Premises, any damages or defective condition of the Mortgaged Premises, or any negligence in the management, upkeep, repair, or control of the Mortgaged Premises.

9-9. Indemnification.  The Mortgagor shall jointly and severally indemnify, defend, and hold the Mortgagee harmless of and from any claim brought or threatened against the Mortgagee by the Mortgagor, any guarantor or endorser of the Liabilities, or any other person (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the Collateral, or on account of the Mortgagee’s relationship with the Mortgagor or any other guarantor or endorser of the Liabilities (each of which may be defended, compromised, settled, or pursued by the Mortgagee with counsel of the Mortgagee’s selection, but at the expense of the Mortgagor).  The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Mortgagee in favor of the Mortgagor.

9-10. Binding on Successors.  This Agreement shall be binding upon the Mortgagor and the Mortgagor’s respective heirs, executors, administrators, representatives, successors, and assigns and shall inure to the benefit of the Mortgagee and the Mortgagee’s successors and assigns.  This Mortgage, or any part hereof or interest herein, may, from time to time, and without notice to or consent of the Mortgagor, be sold, transferred, pledged, assigned or conveyed by the Mortgagee.

9-11. Severability.  Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, and enforceability of such provision in any other instance, nor the validity, legality, or enforceability of any other provision of this Agreement.

9-12. Modification.  (a)  This Agreement and all other instruments executed in connection herewith incorporate all discussions and negotiations between the Mortgagor and the Mortgagee concerning the matters included herein and in such other instruments.  No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof.  No modifications, amendment, or waiver of any provision of this Agreement, or of any provisions of any other agreement between the Mortgagor and the Mortgagee, shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Mortgagee, then by a duly authorized officer thereof.

(b) The Mortgagor may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Mortgagor shall obtain the prior written consent by a duly authorized officer of the Mortgagee for each such action, or omission to action.

9-13. Payment of Costs.  The Mortgagor shall jointly and severally pay on demand all Costs of Collection and all expenses of the Mortgagee in connection with the preparation, execution, and delivery of this Agreement and of any other documents and agreements between the Mortgagor and the Mortgagee, including, without limitation, attorneys’ reasonable fees and disbursements, and all expenses which the Mortgagee may hereafter incur in connection with the collection of the Liabilities or the protection or enforcement of any of the Mortgagee’s rights against the Mortgagor, any Collateral, and any guarantor or endorser of the Liabilities.  The

Mortgagor authorizes the Mortgagee to pay all such expenses and to charge the same to any account of the Mortgagor with the Mortgagee.

9-14. Additional Advances.  All amounts which the Mortgagee may advance under any Sections of this Agreement: (a) shall be repayable to the Mortgagee, on demand, with interest at the Default Rate (as defined in the Note) from (and including) that date such funds are advanced to (but excluding) the date of repayment, (b) shall be a Liability secured by this Agreement, and (c) may be charged by the Mortgagee to any deposit account which the Mortgagee maintains in connection with this Agreement.  In the event any advance is made by Mortgagee that results in the outstanding principal amount of the Loan exceeding the original principal amount of the Loan, the Mortgagee shall have the right to obtain, at Mortgagor’s sole cost and expense, a down-date endorsement to the lender’s title insurance policy issued to the Mortgagee in connection with the closing of the Loan.

9-15. Governing Law.  This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of The Commonwealth of Massachusetts.  The Mortgagor submits itself to the jurisdiction of the courts of said Commonwealth for all purposes with respect to this Agreement and the Mortgagor’s relationship with the Mortgagee.

9-16. Termination.  This Agreement shall remain in full force and effect until specifically terminated in writing by a duly authorized officer of the Mortgagee.  Such termination by the Mortgagee may be conditioned upon such further indemnifications provided to the Mortgagee by or on behalf of the Mortgagor as the Mortgagee may request.  No termination pursuant to this Section shall affect the indemnification provided for in this Article.

9-17. Specific Performance.  The failure by the Mortgagor to perform all and singular the Mortgagor’s obligations hereunder will result in irreparable harm to the Mortgagee for which the Mortgagee shall have no adequate remedy at law.  Consequently, the Mortgagor agrees that such obligations are and shall be specifically enforceable by the Mortgagee.

9-18. Waiver of Jury Trial.  The Mortgagor (as well as all partners and beneficiaries and shareholders of the Mortgagor, and all guarantors, endorsers and sureties to the Mortgagee of the Liabilities) hereby makes the following waiver, knowingly, voluntarily, and intentionally, and understands that the Mortgagee, in entering into any loan arrangements or make any financial accommodations to the Mortgagor, whether now or in the future, is relying on such waiver.  THE MORTGAGOR (AS WELL AS ALL PARTNERS AND BENEFICIARIES AND SHAREHOLDERS OF THE MORTGAGOR, AND ALL GUARANTORS, ENDORSERS AND SURETIES TO THE MORTGAGEE OF THE LIABILITIES) HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT OF THE MORTGAGOR (OR OF SUCH PARTNERS, BENEFICIARIES, SHAREHOLDERS, GUARANTORS, ENDORSERS AND SURETIES, AS THE CASE MAY BE) TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE MORTGAGEE IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE MORTGAGEE OR IN WHICH THE MORTGAGEE IS JOINED AS A PARTY

LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE MORTGAGOR OR ANY OTHER PERSON AND THE MORTGAGEE.

9-19. Intent.  It is intended that:

(a) this Agreement take effect as a sealed instrument;

(b) with the exception of the Mortgagee’s internal costs and expenses, all costs and expenses incurred by the Mortgagee in connection with the Mortgagee’s relationship(s) with the Mortgagor shall be borne jointly and severally by the Mortgagor; and

(c) the interests created by this Agreement secure all of the Liabilities of the Mortgagor to the Mortgagee, whether now existing or hereafter arising.

9-20. Receipt of Copy.  The Mortgagor acknowledges having received a copy of this Agreement.

9-21. Integration.  This Agreement incorporates all discussions and negotiations between the Mortgagee and the Mortgagor, either express or implied, concerning the matters included herein, any custom, usage, or course of dealing to the contrary notwithstanding.  No such discussions, negotiations, custom, usage, or course of dealing shall limit, modify or otherwise affect the provisions hereof.  No modifications, amendment or waiver of any provision of this Agreement is effective unless executed in writing by the party to be charged with such modification, amendment or waiver, and if such party be the Mortgagee, then by a duly authorized officer thereof.

9-22. Reference.  This instrument may be referred to herein as the or this “Mortgage,” “Mortgage, Security Agreement, and Assignment,” or “Agreement,” but no such reference shall limit the effectiveness of this instrument for any Mortgagee hereunder.

9-23. Commercial Transaction. The Mortgagor (1) acknowledges that the transaction of which this Mortgage is a part is a commercial transaction and the proceeds of the Loan are not being used for personal, family or household purposes, and (2) to the extent permitted by any state or federal law, waives any right he and/or she may have to prior notice of and a hearing on the right of Mortgagee or its successors and/or assigns to any remedy or combination of remedies that enables Mortgagee or its successors and/or assigns, by way of attachment, foreign attachment, garnishment or replevin, to deprive the Mortgagor of any of its property, at any time prior to final judgment in any litigation instituted in connection with this Mortgage.

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IN WITNESS WHEREOF, the Mortgagor has executed this Agreement as a sealed instrument on the date first above written.

MORTGAGOR:

ADVANSOURCE BIOMATERIALS CORPORATION
a Delaware corporation

By: /s/ Michael F. Adams
Name:  Michael F. Adams
Its:  President

By: /s/ Michael F. Adams
Name:  Michael F. Adams
Its:  Treasurer

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this 7th day of July, 2011 before me, the undersigned notary public, personally appeared Michael F. Adams, proved to me through satisfactory evidence of identification, which was his Massachusetts driver’s license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, as President and Treasurer of AdvanSource Biomaterials Corporation.

/s/ Clifford J. Esher
Notary Public
(official signature and seal of notary)
My Commission expires March 18, 2016

EXHIBIT A

Legal Description

A certain parcel of land in Wilmington, Middlesex County, Commonwealth of Massachusetts, bounded and described as follows:

NORTHWESTERLY                                                      by Andover Street, two hundred ten (210.00) feet;

NORTHEASTERLY                                                      by Lot 10, five hundred forty-six and 06/100 (546.06) feet;

SOUTHEASTERLY                                                      by State (Route 125) Highway, three hundred fifteen and
24/100 (315.24) feet;

SOUTHWESTERLY                                                      by Lot 8, by two lines measuring together, three hundred
forty-eight and 38/100 (348.38) feet.

All of said boundaries are determined by the Land Court to be located as shown on subdivision plan 3984-N, drawn by Dana F. Perkins & Sons, Inc., Surveyors, dated January 9, 1967, as approved by the Court, filed in the Land Registration Office, a copy of a portion of which is filed with Certificate of Title 15932, and said land is shown as Lot twelve (12) on said Plan.